Exhibit 10.31

LOAN MODIFICATION AGREEMENT

(Master Line)

THIS LOAN MODIFICATION AGREEMENT (the “Agreement”) entered into this November 11, 2003, by PARKER & LANCASTER CORPORATION, a Virginia corporation, and PARKER LANCASTER & ORLEANS, INC., a Delaware corporation, (individually and collectively, the Borrower”), ORLEANS HOMEBUILDERS, INC., a Delaware Corporation, (the “Guarantor”), and SOUTHTRUST BANK, a state banking corporation, (the “Lender”).

RECITALS

Pursuant to that loan commitment dated April 22, 1998 (the “Original Commitment”), Lender, on or about May 29, 1998, made a $20,000,000.00 loan to Borrower (the “Loan”). Borrower executed a $15,500,000.00  Promissory Note (the “NC Note”) and a $4,500,000.00 Promissory Note (the “Virginia Note”), both in favor of Lender (collectively the “Notes”) and executed other documents, including the Deed of Trust (as described below) which encumbers property located in various North Carolina and Virginia counties, in connection with the Loan (the Notes, these other documents, and the Loan Modification Agreements described below collectively referred to as the “Loan Documents”). Subsequently, the Borrower and Lender entered into various Loan Modification Agreements modifying certain provisions of the Loan Documents (together, the “Loan Modification Agreements”), which among other things, increased the maximum amount of the Loan to $24,650,000.00. The parties now wish to further amend certain provisions of the Loan Documents. The parties, in consideration of their Recitals and in exchange for the mutual promises contained in this Agreement, agree as follows:

1.             Modification.

1.1.          The following modifications are made to the Loan Documents:

(a)           The first sentence of the Recitals in the Loan Agreement is replaced with the following:

The Borrower plans to acquire and improve various parcels of real property located in North Carolina, Virginia, and South Carolina.

(b)           The following definitions included in the Loan Agreement are amended as provided below:

“Deed of Trust”:  Collectively the Master Deed of Trust, the Supplemental Deed(s) of Trust, and any other deeds of trust as contemplated under Section 5.2. A reference to “Deed of Trust” shall also include all of these other documents. These documents shall all be in the form approved by Lender.

“Master Deed of Trust”:   Together, the master form deeds of trust and mortgages of real estate executed by Borrower in favor of Lender which will be supplemented from time to time by the Supplemental Deed(s) of Trust. Borrower shall execute two (2) or more  separate master deeds of trust - one for each county in which a Project is to be located. The Master Deed of Trust shall be in the form approved by Lender.

“Property”:  The various parcels of real estate in North Carolina, Virginia and South Carolina to be acquired by Borrower from time to time which are to be security for the Revolving Line.

“Supplemental Deed(s) of Trust”:  The deed(s) of trust and mortgage spreader agreements supplementing the Master Deed of Trust executed by Borrower in favor of Lender conveying a security interest in a Project as security for the Note.

All Loan Documents, including, but not limited to the Note and Deed of Trust, are amended accordingly.

1.2.          Advances for Projects located in South Carolina shall be deemed made under the NC Note.

2.             Effect of Modification. Except as amended by this Agreement, the provisions of the Note and other Loan Documents are hereby confirmed and shall remain in full force and effect. The parties acknowledge that the Note remains secured by all of those Deed of Trust currently of record, (collectively the “Deed of Trust”). This Agreement shall not, in any way, constitute a novation of the Loan.

3.             Borrower/Guarantor Representation. The Borrower and the Guarantor acknowledge that the Loan Documents, as amended, represent valid and subsisting obligations of the Borrower and Guarantors, respectively, and  that there are no known defenses or offsets against those obligations. The Guarantor consents to this Loan Modification Agreement and the additional obligations, if any, imposed upon them by this Agreement as guarantors of the Loan. The Guarantor agrees that: (i) this Agreement shall not in any way release them from their obligations or liabilities under that “Guaranty Agreement” previously executed by them in connection with the Loan (the “Guaranty”); (ii) they remain bound under the Guaranty as provided in that document; and (iii) the terms of the Guaranty and their liability thereunder shall be applicable to the Loan Documents as amended by this Agreement.

4.             Miscellaneous. No modification of this Agreement shall be binding unless in writing, attached hereto, and signed by the party against whom or which it is sought to be enforced. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns. This Agreement shall be construed in accordance with the laws of North Carolina without giving effect to its conflict of laws principles. All words and phrases in this Agreement shall be construed to include the singular or plural number, and the masculine, feminine, or neuter gender, as the context requires. Each party will execute and deliver all additional documents and do all such other acts as may be reasonably necessary to carry out the provisions and intent of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed, sealed, and delivered this agreement as of the date first above written.

BORROWER:		GUARANTOR:

PARKER & LANCASTER CORPORATION, a Virginia Corporation		ORLEANS HOMEBUILDERS, INC., a Delaware Corporation

BY:	Joseph A. Santangelo	BY:	Joseph A. Santangelo
Name/Title:	Chief Financial Officer	Name/Title:	Chief Financial Officer

PARKER LANCASTER & ORLEANS, INC., a Delaware Corporation

BY:	Joseph A. Santangelo	BY:
Name/Title:	Chief Financial Officer	Name/Title:

LENDER:

SOUTHTRUST BANK, a state banking corporation (SEAL)

BY:	David P. Adams	BY:
Name/Title:	Vice President	Name/Title:

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